Exhibit 99.1

LSI INDUSTRIES ACQUIRES JSI STORE FIXTURES, CREATING LEADING COMMERCIAL LIGHTING AND DISPLAY SOLUTIONS COMPANY

LSI Acquires JSI Store Fixtures for $90 million in an All-Cash Transaction

Significantly Expands Presence Within Grocery, Convenience and Specialty Store Vertical Markets

Transaction to Drive Revenue Growth, Margin Expansion and Immediate Adjusted EPS Accretion

LSI to Host JSI Acquisition Conference Call at 8:30 AM ET on Tuesday, May 25, 2021

CINCINNATI, May 24, 2021 -- LSI Industries Inc. (NASDAQ: LYTS) a leading U.S. based manufacturer of commercial lighting and graphics solutions, today announced the acquisition of privately held JSI Store Fixtures (“JSI”) from RFE Investment Partners for a cash purchase price of $90 million.

Maine-based JSI is a market-leading provider of retail commercial display solutions throughout North America. For more than 30 years, JSI has supplied major supermarket, convenience and specialty store chains with branded display solutions focused on enhancing the customer experience and driving store revenue. Multi-year growth in demand for fresh foods, prepared “grab-and-go” meals and evolving consumer purchasing habits have led to increased demand for JSI’s display fixtures across a deep base of established national accounts. JSI’s solutions are designed, engineered, manufactured and marketed from four facilities located throughout the United States and Canada.

“JSI is an established market leader within the retail display solutions industry, one whose history of growth and innovation, attractive margin profile and loyal customer following within the supermarket, convenience and specialty store verticals are highly complementary to LSI’s existing portfolio of lighting and graphics solutions,” stated James A. Clark, President and Chief Executive Officer.

“This acquisition will significantly increase LSI’s total addressable markets within the grocery and convenience store verticals, while driving meaningful revenue synergies across our combined product portfolio, consistent with our long-term strategic focus,” continued Clark. “At a commercial level, the combination of LSI’s graphics signage and JSI’s display fixtures businesses, together with our deep portfolio of lighting and program management solutions, will provide a compelling, one-stop value proposition for both new and existing customers.”

“Just as the combination of our lighting and graphics businesses led to the creation of a commercially successful, complementary product offering, the addition of JSI follows a similar template, one that positions us to further diversify our revenue and customer mix within higher-margin product markets,” continued Clark. “Pro-forma for the transaction, we remain on track to achieve $500 million in annual sales and $50 million in annual Adjusted EBITDA by year-end fiscal 2025.”

“We are excited to join the LSI family,” stated Terry Awalt, CEO of JSI. “Our shared commitment to product innovation, customer-centric relationships, performance excellence and profitable growth position LSI as an ideal partner to scale the JSI brand in the years ahead. Our established presence within the supermarket vertical, when combined with LSI’s leading position within the c-store vertical, create a compelling opportunity that we believe will result in significant, long-term revenue synergies for the combined businesses.”

FINANCIAL AND TRANSACTION OVERVIEW

JSI has a long-term track record of consistent financial execution, one characterized by sustained growth in revenue, operating income, adjusted EBITDA and free cash flow. In the full year calendar 2020, JSI reported total revenue and Adjusted EBITDA of approximately $70 million and $10 million, respectively, resulting in an Adjusted EBITDA margin in excess of LSI’s trailing twelve-month corporate average. Upon closing, the transaction will be immediately accretive to LSI on an adjusted earnings per share basis.

LSI funded the all-cash acquisition of JSI utilizing its existing cash balance and availability under its $100 million credit facility. At closing, LSI anticipates that its pro-forma ratio of net debt outstanding to trailing twelve month adjusted EBITDA will be approximately 2.6x. LSI intends to significantly reduce net leverage within the business during the first 24 months post-close, supported by anticipated growth in pro-forma free cash flow from the combined entities.

As part of the transaction, LSI will welcome JSI’s more than 300 employees to LSI, while retaining JSI’s experienced leadership, including founder and CEO Terry Awalt, together with each of its four facilities. Following the close of the transaction, JSI will remain an independent brand, given its established presence in the market. LSI anticipates JSI will become part of LSI’s graphics segment on a reporting basis, moving forward.

COMPELLING TRANSACTION RATIONALE

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Creates a diversified business of scale with meaningful cross-selling opportunities in growing vertical markets.  The combination of LSI and JSI will create a leading, integrated provider of lighting and display solutions to the North American supermarket, convenience and specialty store channels. JSI’s established presence within the grocery channel, together with LSI’s market leadership position within the petroleum convenience store and QSR channels, are highly complementary, creating the potential for significant, multi-year revenue synergies.

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Provides compelling growth platform with established product portfolio and customer base. LSI estimates the North American remote refrigeration and fixtures market to be approximately $1.7 billion annually and growing. JSI is one of the largest food equipment companies in North America, with a diverse base of recurring, long-term customers, including Whole Foods, Kroger, Target, Albertsons, Ahold Delhaize and Sprouts, among others.

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Capitalizes on significant, multi-year investment cycle within the grocery vertical. The North American grocery industry is engaged in a multi-year investment cycle intended to drive incremental in-store traffic growth 38,000+ grocery stores in the U.S. representing $700 billion in annual sales. Increased investment in store remodels, evolving formats, cost-efficient energy-saving solutions and fresh grab-and-go options have driven increased customer appetite for aesthetically appealing, compliant refrigeration solutions and fixtures. LSI believes its time-on-site and share-of-wallet for its lighting and graphics solutions in the grocery vertical will be significantly enhanced by the acquisition of JSI.

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Transaction is immediately accretive to LSI’s adjusted earnings per share. JSI is expected to deliver meaningful adjusted earnings per share accretion to LSI in the first year after the close of the transaction, excluding acquisition-related revenue synergies. LSI anticipates a combination of continued, above-market revenue growth, together with significant opportunities for additional margin expansion, have the potential to support incremental accretion, over time.

JSI ACQUISITION CONFERENCE CALL

A conference call will be held tomorrow at 8:30 A.M. ET to review the LSI’s acquisition of JSI and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of LSI Industries’ website at www.lsicorp.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

Details of the conference call are as follows:

Call Dial-In:	1-877-407-4018
Conference ID:	13720054
Call Replay:	1-844-512-2921
Replay ID:	13720054

ABOUT LSI INDUSTRIES

Headquartered in Blue Ash, Ohio (Greater Cincinnati), LSI Industries is a leading producer of high-performance, American-made lighting solutions. The Company’s strength in outdoor lighting applications creates opportunities for it to introduce additional solutions to its valued customers. LSI’s indoor and outdoor products and services, including its digital and print graphics capabilities, are valued by architects, engineers, distributors and contractors for their quality, reliability and innovation. The Company’s products are used extensively in automotive dealerships, petroleum stations, quick service restaurants, grocery stores and pharmacies, retail establishments, sports complexes, parking lots and garages, and commercial and industrial buildings. LSI has approximately 1,100 employees at seven manufacturing plants in the United States, including its corporate headquarters. Additional information about LSI is available at www.lsicorp.com.

ABOUT JSI STORE FIXTURES

JSI is a Milo, Maine-based designer and manufacturer of high-quality refrigerated and non-refrigerated merchandising displays for the grocery and convenience store industry. JSI’s merchandising displays are used by many of North America’s top retail food chains. JSI has established itself as an innovator and leader within its niche, with commanding market shares in its primary product categories.

ABOUT RFE INVESTMENT PARTNERS

RFE Investment Partners is a private equity firm focused on making control investments in established small market companies located in North America. RFE is a long-standing Connecticut-based firm founded in 1980 with over 40 years of experience investing in the lower middle market. RFE’s investment strategy is to acquire well-managed and growing small market companies and prepare them for exit to middle market strategic and private equity acquirers. RFE is currently investing out of Fund IX. For more information, please visit www.rfeip.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “encourage,” “projects,” “plans,” “expects,” “can,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” or the negative versions of those words and similar expressions and by the context in which they are used. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, risks that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which LSI and JSI operate; uncertainties regarding the ability of LSI and JSI to promptly and effectively integrate their businesses; uncertainties regarding the reaction to the transaction of the companies’ respective customers, employees, and counterparties; and risks relating to the diversion of management time on transaction-related issues. For details on additional risks and uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit https://investors.lsicorp.com as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

INVESTOR CONTACT

Noel Ryan, IRC
720.778.2415
LYTS@vallumadvisors.com

MEDIA CONTACT

Mike Wallner
Senior Manager, Communications
513.372.3417
mike.wallner@lsi-industries.com